Exhibit 2b: Certificate of Registered Series of Limited Liability Company – VestFundr, LLC Series Sagemont Subdivision

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF
LIMITED LIABILITY COMPANY

The undersigned, being an authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware as amended (the "Act"), does hereby certify as follows:

1. The name of the Delaware Series Limited Liability Company is VestFundr, LLC.

2. The name of the Registered Series is VestFundr, LLC Series Sagemont Subdivision.

IN WITNESS WHEREOF, the undersigned, an authorized person of the registered series pursuant to Section 18-204 of Title 6, Chapter 18, executed this Certificate of Registered Series of Limited Liability Company on the 5th day of February, A.D. 2026.

By:
Name: Ronald Walsh

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:40 AM 02/06/2026
FILED 11:40 AM 02/06/2026
SR 20260472384 - File Number 10502138